EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
NUEVO FINANCIAL CENTER, INC.


      We hereby consent to the inclusion in this Registration Statement on Form SB-2/A for NUEVO FINANCIAL CENTER, INC. (formally Millennium Capital Venture Holdings Inc.) of our unaudited financial statements as of September 30, 2005, including the Telediscount Communications Inc. Balance Sheet and related Statement of Operations, Statement of Shareholder's Equity and Statement of Cash Flows for the year ended December 31, 2004 and 2005, and Footnotes to the Financial Statements and the Unaudited Pro Forma Combined Financial Statements of Telediscount Communications Inc. and Nuevo Financial Center, Inc. which appears in this Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.



/s/ Jewett, Schwartz & Associates
CERTIFIED PUBLIC ACCOUNTANTS


Jewett, Schwartz & Associates
Hollywood, Florida


February _24, 2006